UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

James River Coal Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

JAMES RIVER COAL COMPANY

901 E. BYRD STREET

SUITE 1600

RICHMOND, VIRGINIA 23219

May 27, 2008

To Our Shareholders:

On behalf of the Board of Directors and management of James River Coal Company, I cordially invite you to the Annual Meeting of Shareholders to be held on June 27, 2008, at 8:00 a.m., local time, at Williamsburg Lodge, located at 310 South England Street in Williamsburg, Virginia.

At the Annual Meeting, shareholders will be asked to consider and vote upon the re-election of two current directors. Information about the nominees for director and certain other matters is contained in the accompanying Proxy Statement. A copy of our 2007 Annual Report to Shareholders, which contains financial statements and other important information about our business, is also enclosed.

It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preferences by marking and dating the enclosed Proxy Card. If you wish to vote for electing the nominees for director specified herein, however, all you need to do is sign and date the Proxy Card.

Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

I hope you are able to attend the meeting, and look forward to seeing you.

Sincerely,

PETER T. SOCHA

Chairman of the Board, President and

Chief Executive Officer

JAMES RIVER COAL COMPANY

901 E. BYRD STREET

SUITE 1600

RICHMOND, VIRGINIA 23219

_________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 27, 2008

_________________________

To the Shareholders of James River Coal Company:

Notice is hereby given that the Annual Meeting of Shareholders of James River Coal Company will be held at 8:00 a.m., local time, on Friday, June 27, 2008, at Williamsburg Lodge, located at 310 South England Street in Williamsburg, Virginia, for the following purposes:

1.	To elect two directors, whose terms, if re-elected, will expire in 2009 and 2011, respectively; and

2.	To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Only holders of James River Coal Company’s Common Stock of record as of the close of business on Thursday, May 15, 2008 are entitled to vote at the Annual Meeting. A Proxy Statement and a Proxy Card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy Card promptly in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

May 27, 2008	BY ORDER OF THE BOARD OF DIRECTORS, JAMES T. KETRON Secretary

Whether or not you expect to be present at the Annual Meeting, we urge you to fill in, date, sign, and promptly return the enclosed Proxy Card in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. The proxy may be revoked at any time prior to exercise, and if you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

TABLE OF CONTENTS

Introduction	1
Voting Procedures	2
Items for Vote:
Proposal One: Election of Directors	3
Board Matters	6
Management	9
Principal Shareholders and Securities Ownership of Management	10
Securities Authorized for Issuance under Equity Compensation Plans	12
Section 16(a) Beneficial Ownership Reporting Compliance	12
Related Person Transactions	12
Compensation of Executive Officers and Directors
Compensation Committee Report	13
Compensation Discussion and Analysis	13
Summary Compensation Table	17
Grants of Plan Based Awards	18
Outstanding Equity Awards at 2007 Fiscal Year-End	18
Option Exercises and Stock Vested in 2007	19
Pension Benefits in 2007	19
Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements	20
Director Compensation in 2007	21
Compensation Committee Interlocks and Insider Participation	23
Accounting Matters
Report of the Audit Committee	24
Independent Certified Public Accountants	25
Shareholder Proposals for 2009 Annual Meeting	26
Annual Report	26
Expenses of Solicitation	26
Other Matters	26
Appendix A	A-1

JAMES RIVER COAL COMPANY

901 E. BYRD STREET

SUITE 1600

RICHMOND, VIRGINIA 23219

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD JUNE 27, 2008

INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of James River Coal Company (“James River” or the “Company”) for use at James River’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 27, 2008, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about May 27, 2008.

Only shareholders of record at the close of business on May 15, 2008 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 25,324,897 shares of common stock, $0.01 par value per share (the “Common Stock”), of James River outstanding and entitled to vote at the Annual Meeting.

Proxies in the accompanying form duly executed and returned to the management of James River, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of James River or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

A copy of James River’s Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2007, is being furnished herewith. Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the Annual Report on Form 10-K, upon payment of James River’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

James River Coal Company

901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

Attn.: Secretary

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

VOTING PROCEDURES

The Board of Directors has designated Peter T. Socha and Samuel M. Hopkins, II, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting, notifying the secretary of the Company or his delegate and voting in person. The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible. If sufficient votes in favor of the election of directors are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

Each outstanding share of Common Stock is entitled to one vote. A majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the Annual Meeting. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters. The required vote for each item of business at the Annual Meeting, in each case assuming the presence of a quorum, is as follows:

➢

For Proposal One, the re-election of two directors, whose terms will end in 2009 and 2011, respectively, the nominee for each vacancy receiving the greatest number of votes at the Annual Meeting shall be deemed elected to serve such term, even though such nominee may not receive a majority of the votes cast. Because directors are elected by plurality vote, abstentions and broker non-votes will have no effect on voting for this item.

➢	For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, the matter shall be approved, unless the vote of a greater number is required by law.

Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted “FOR” the election of all nominees and “FOR” approval of each of the other proposals.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted—the instructions may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board is divided into three classes of directors serving staggered three-year terms. As required by the Company’s Articles of Incorporation and Section 13.1-678 of the Virginia Stock Corporation Act, the three classes of the Board must be as nearly equal in number as possible. Two current directors are serving terms that will expire at the 2008 Annual Meeting. The Board has nominated one such director to a new one year term, and the other such director to a new three year term. Due to the decision of one former director to not seek nomination to a new term after his term expired at the 2007 Annual Meeting, there is currently one vacant seat on the Board. The Board intends to fill the seat vacated in 2007 during the next year. Upon the election of the two nominees to their respective one and three-year terms expiring in 2009 and 2011, the three classes of directors will remain as nearly equal in number as possible. Should the Board decide to fill the vacant seat, the Board will nominate an individual to serve a term that will maintain the three classes of directors as nearly equal in number as possible. The Board has nominated Mr. FlorJancic to serve a one-year term that will expire in 2009, and has nominated Mr. Crown to serve a three-year term that will expire in 2011, and both Messrs. FlorJancic and Crown have indicated that they will serve if elected. If any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

The following information as of May 15, 2008 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Nominee for Director at the Annual Meeting and Whose Term Will Expire in 2009 if Elected

Name (Age)	Information About the Nominee

Ronald J. FlorJancic (57)

Mr. FlorJancic has been a Director since August 2006.  He is a Principal and Partner at Customer Care Specialists, Inc., a management consulting firm. Mr. FlorJancic has been a consultant to the coal, coalbed methane, energy and telecommunications industries since 2003. Prior to that, Mr. FlorJancic spent 30 years with CONSOL Energy Inc. in various positions of operations, safety, coal trading, transportation and distribution, and sales and marketing. He was chief of mergers and acquisitions and an active principal in CONSOL Energy's IPO. Mr. FlorJancic retired from CONSOL Energy in 2003 as Executive Vice President. Mr. FlorJancic is a Certified Mine Foreman – Pennsylvania.  He earned a B.S. in Business (with distinction) and a M.B.A. from Indiana University. Mr. FlorJancic attended the Executive Management Program at Emory University.

Nominee for Director at the Annual Meeting and Whose Term Will Expire in 2011 if Elected

Name (Age)	Information About the Nominee

Alan F. Crown (60)

Mr. Crown has been a Director since May 2004. He has served since April 2007 as an Operating Partner at Comvest Investment Group.  Mr. Crown previously served from January 2004 to April 2007 as President and Chief Operating Officer of Transload America, LLC, a waste haulage company. Prior to that, Mr. Crown was employed by CSX Transportation, a major eastern railroad, from 1966 until he retired in September 2003. From 1999-2003, he served as Vice President—Central Region (1999-2000), Senior Vice President—Transportation (2000-2002), and Executive Vice President (2002-2003). Mr. Crown attended the University of Baltimore.

Director Whose Term Expires in 2009

Name (Age)	Information About the Continuing Director

Joseph H. Vipperman (67)

Mr. Vipperman has been a Director since June 2005. Mr. Vipperman retired in 2002 after more than 40 years with American Electric Power (AEP) and its subsidiary companies. When he retired, Mr. Vipperman was serving as Executive Vice President-Shared Services for American Electric Power Services Corporation. He has also served as Chairman of both the Virginia Center for Energy and Economic Development and the Roanoke Regional Chamber of Commerce, on the Advisory Board of Norfolk Southern Corporation, and as a Director of the Virginia Coal Council, Shenandoah Life Insurance Company and Roanoke Electric Steel. Mr. Vipperman earned a bachelor’s degree in Electrical Engineering from Virginia Polytechnic Institute and a master’s degree in Industrial Management from Massachusetts Institute of Technology.

Directors Whose Terms Expire in 2010

Name (Age)	Information About the Continuing Directors

Leonard J. Kujawa (75)

Mr. Kujawa has been a Director since May 2004. Mr. Kujawa previously served as a partner at Arthur Andersen & Co. from 1965 to 1995. When he retired in 1995, he had worldwide management responsibility for services to audit clients in the utility, energy and telecommunications fields. For over ten years, Mr. Kujawa has participated extensively in the restructuring and privatization of energy companies around the world. Mr. Kujawa was a Senior Advisor to Cambridge Energy Research Associates, leading their program for Chief Financial Officers and Chief Risk Officers. Mr. Kujawa currently serves as a utility industry financial consultant in Asia.  He also serves on the Board of Directors of China Tobacco Mauduit (Jiangmen) Paper Industry Company.  Mr. Kujawa previously served on the Boards of American Electric Power and Schweitzer-Mauduit International. Mr. Kujawa has a B.B.A. (with distinction) and a M.B.A. from the University of Michigan. Mr. Kujawa is a Certified Public Accountant, and has been designated by the Board of Directors as an audit committee financial expert.

Peter T. Socha (49)

Mr. Socha serves as our Chairman, Chief Executive Officer and President. He joined the Company in March 2003. From November 1999 through September 2005, he served as an officer or a director, or both, of National Vision, Inc. (“NVI”). From May 2002 until September 2005, Mr. Socha served as Chairman of the Board of Directors for NVI. Mr. Socha has a B.S. degree in Mineral Engineering and a M.A. degree in Corporate Finance, both from the University of Alabama.

At the Annual Meeting, two individuals will be elected to serve as a director of the Company for terms scheduled to end in conjunction with the 2009 and 2011 annual meetings of shareholders, respectively, or until his successor is duly elected and qualified. The nominees have consented to be named herein and to serve as directors, if elected. However, if any nominee becomes unavailable for election, it is the intention of the persons named in the accompanying form of proxy to vote the shares for the election of such other person as may be designated by the Board of Directors, if any.

Proxies cannot be voted for a greater number of persons than the number of nominees named above. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions thereon, to vote such proxy for the election to the Board of Directors of the individuals nominated.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

BOARD MATTERS

The Company’s Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than 15 directors, with the exact number being set from time to time by the Company’s Bylaws. On November 3, 2006, the Board amended the Company’s Bylaws to decrease the size of the board from seven to six directors. Due to the decision of one former director to not seek nomination to a new term after his term expired at the 2007 Annual Meeting, there is currently one vacant seat on the Board. The Board intends to fill the seat vacated in 2007 during the next year.

Board Independence

The Board has determined that a majority of the members of the Board of Directors are independent, as “independent” is defined under applicable federal securities laws and the Nasdaq Marketplace Rules. The independent directors are directors Crown, FlorJancic, Kujawa and Vipperman.

Meetings and Committees of the Board

The Board of Directors meets on a regular basis to supervise, review and direct James River’s business and affairs. During fiscal 2007, the Board of Directors had three committees to which it assigned certain responsibilities in connection with the governance and management of its affairs: an Audit Committee, a Compensation Committee and a Governance Committee. Each committee operates under a written charter adopted by the Board. During the 2007 fiscal year, the Board held 11 meetings. During the 2007 fiscal year, each of the directors attended at least 75% of (i) the Board meetings held during the period for which he was a director, and (ii) the meetings of committees on which he served during the periods that he served.

The composition of these committees for fiscal 2007 was as follows:

Name of Director	Audit	Compensation	Governance
Non-Employee Directors
W. Douglas Blackburn, Jr.	X (1)
Alan F. Crown		X	X*
Ronald J. FlorJancic (2)	X	X	X
Leonard J. Kujawa	X*		X
Joseph H. Vipperman	X	X*	X
Employee Director
Peter T. Socha

_________________

*	Denotes Chairman.
(1)	Mr. Blackburn’s term as director term expired on July 19, 2007.
(2)	Mr. FlorJancic joined the Audit Committee on July 19, 2007 and joined the Governance Committee on May 25, 2007.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. A copy of the Audit Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/governance/charters.cfm#audit) and is attached as Appendix A to this Proxy Statement. The Audit Committee’s duties, responsibilities and activities include reviewing James River’s financial statements, reports and other financial information, overseeing the annual audit and the independent auditors, and reviewing the integrity of James River’s financial reporting process and the quality and appropriateness of its accounting principles. The Audit Committee held 6 meetings during fiscal 2007. The Report of the Audit Committee is included herein beginning at page 24.

The Board has determined that Mr. Kujawa satisfies the “audit committee financial expert” criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002 and serves as the Audit Committee Chairman. The members of the Audit Committee are all independent and meet the financial literacy requirements of the Nasdaq listing standards.

Compensation Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation, and also administers the James River Coal Company 2004 Equity Incentive Plan. A copy of the Compensation Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/governance/charters.cfm#compensation). The Compensation Committee held 4 meetings during fiscal 2007. The Board has determined that all of the members of the Compensation Committee are “independent” under the Nasdaq listing standards. The Compensation Committee Report is included herein beginning at page 13.

Governance Committee. The Governance Committee assists the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance. A copy of the Governance Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/governance/charters.cfm#governance). The Board has determined that all of the members of the Governance Committee are independent under the Nasdaq listing standards. The Governance Committee held 3 meetings during fiscal 2007.

Board members are encouraged to attend the Company’s Annual Meeting of Shareholders. All directors at the time attended the Company’s 2007 annual meeting of shareholders.

Director Nominations

Nominations Process. The Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Governance Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the Board and the Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such director’s Class comes up for re-election.

When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Governance Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Governance Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

Director Qualifications. The Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.

Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any James River shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 2.3 of the Company’s Bylaws. Section 2.3 generally requires that shareholders submit nominations by written notice to the Corporate Secretary of the Company setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in “Shareholder Proposals for 2008 Annual Meeting.”

The Governance Committee may consider recommending to the Board that it include in the Board’s slate of director nominees for a shareholders’ meeting a nominee submitted to the Company by a shareholder who has beneficially owned more than 5% of the Company's outstanding Common Stock for more than two years at the time of the shareholder's submission of a nominee. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 2.3 of the Bylaws to the Corporate Secretary at the Company’s principal executive offices at least 120 days before the annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating shareholder should submit information demonstrating that the shareholder has beneficially owned over 5% of the Company's outstanding Common Stock for over two years. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Governance Committee request in connection with their evaluation of the nominee.

The shareholder’s nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s holdings in the Company and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

Communicating with the Board

The Board has established a procedure by which shareholders may send communications to the Board. Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (866) 276-3753, which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at jrcc@openboard.info or by regular mail sent to the Company’s headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board. An independent director will review the communication and respond accordingly.

Code of Ethics

The Board has adopted a Code of Ethics applicable to its Chief Executive and Senior Financial Officers. The Code is available at http://ir.jamesrivercoal.com/governance/ethics.cfm.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of May 15, 2008:

Name	Age	Position
Peter T. Socha	49	Chairman, President and Chief Executive Officer
Coy K. Lane, Jr.	47	Senior Vice President and Chief Operating Officer
Michael E. Weber	54	Senior Vice President and Chief Commercial Officer
Samuel M. Hopkins, II	51	Vice President and Chief Accounting Officer

Biographical information relating to the executive officers is set forth below:

Biographical information relating to the executive officers and directors is set forth below:

Peter T. Socha. Mr. Socha serves as our Chairman, Chief Executive Officer and President. He joined the Company in March 2003. From November 1999 through September 2005, he served as an officer or a director, or both, of National Vision, Inc. (“NVI”). From May 2002 until September 2005, Mr. Socha served as Chairman of the Board of Directors for NVI. Mr. Socha has a B.S. degree in Mineral Engineering and a M.A. degree in Corporate Finance, both from the University of Alabama.

Coy K. Lane, Jr.  Mr. Lane is our Senior Vice President and Chief Operating Officer. He joined the Company in January 2005. Before joining the Company, Mr. Lane served as Senior Vice President of Operations for International Coal Group, Inc., following that company’s acquisition in September 2004 of the core assets of Horizon Natural Resources Company. Mr. Lane had served in various positions for Horizon and its predecessor companies since 1993. Mr. Lane holds a B.S. degree in Mining Engineering from Virginia Polytechnic Institute.

Michael E. Weber. Mr. Weber is our Senior Vice President and Chief Commercial Officer. He joined the Company in September 2006. Before joining the Company, Mr. Weber was a sales and marketing consultant to the energy industry at MJB Enterprises, LLC, a consulting firm, which he owns, beginning in 2005. Prior to founding MJB Enterprises, LLC, Mr. Weber served in several positions with Progress Fuels Corporation and its predecessor companies from 1990 to 2005. His most recent position with Progress Fuels Corporation was as Director - Coal Sales. Prior to joining Progress Fuels Corporation, Mr. Weber was Regional Sales Manager with Enoxy/AGIP Coal Sales, Inc. from 1984 to 1990, was Regional Sales Manager with Industrial Fuels Corporation from 1980 to 1984, and was Sales Representative with New River Fuel Company from 1979 to 1980. Mr. Weber earned a B.S. degree in Business Administration from The Ohio State University.

Samuel M. Hopkins II. Mr. Hopkins is our Vice President and Chief Accounting Officer. He joined the Company in September 2003. Mr. Hopkins served as Vice President, Treasurer and Controller from 1997 to 2001 and as Vice President and Controller from 2001 to June 2002 for Progress Fuels Corporation, a coal-mining, natural gas producer, rail reconditioning/manufacturing subsidiary of Progress Energy. He served as an independent financial consultant from July 2002 through September 2003. Mr. Hopkins holds a B.A. degree in Accounting from the University of Alabama and is a Certified Public Accountant.

PRINCIPAL SHAREHOLDERS AND SECURITIES

OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of May 15, 2008 or such other date as is indicated below, regarding shares of our common stock held by (1) persons known to us to be the beneficial owners of more than five percent of our common stock, (2) our named executive officers and directors and (3) our executive officers and directors as a group. This table was prepared solely based on information supplied to us, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the Securities and Exchange Commission.

Name	Number (1)	% (2)
Steelhead Partners LLC (3)	3,244,214	12.81%
FMR LLC (4)	3,238,490	12.79%
Sprott Asset Management Inc. (5)	3,131,074	12.36%
SouthernSun Asset Management (6)	2,008,159	7.93%
Peter T. Socha (7)	282,144	1.11%
Coy K. Lane, Jr. (8)	76,469	*
Samuel M. Hopkins II (9)	49,296	*
Michael E. Weber (10)	23,377	*
Alan F. Crown (11)	29,751	*
Leonard J. Kujawa (12)	29,751	*
Joseph H. Vipperman (13)	21,751	*
Ronald J. FlorJancic (14)	10,709	*
Executive Officers and Directors as a Group (8 persons)	523,248	2.07%

*	Less than 1%
(1)

This column lists all shares of common stock beneficially owned, including all restricted shares of common stock, and all shares of common stock that can be acquired through option exercises within 60 days of the date of this report.

(2)

In calculating the percentage owned, we assumed that any options for the purchase of common stock that are exercisable by that shareholder within 60 days of the date of this report are exercised by that shareholder (and the underlying shares of common stock issued). The total number of shares outstanding used in calculating the percentage owned assumes a base of 25,324,897 shares of common stock outstanding as of May 15, 2008 and no exercise of options held by other shareholders.

(3)	As of March 6, 2008, based on information in the Form 4 filed on March 10, 2008. The business address of the Steelhead Partners LLC is 1301 First Avenue, Suite 201, Seattle, WA 98101.
(4)	As of April 9, 2008, based on information in the Schedule 13G filed on April 10, 2008. The business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(5)

As of April 30, 2008, based on information in the Schedule 13G filed on May 9, 2008. The business address of the Sprott Asset Management Inc. is Suite 2700, South Tower, Royal Bank Plaza, Toronto, ON M5J 2J1.

(6)	As of February 29, 2008, based on information in the Schedule 13G filed on March 9, 2008. The business address of SouthernSun Asset Management is 6000 Poplar Avenue, Suite 220, Memphis, TN 38119.
(7)	Includes 82,500 shares of unvested restricted stock and 120,000 options that are exercisable within 60 days of the date of this report.
(8)	Includes 60,000 shares of unvested restricted stock.
(9)	Includes 27,500 shares of unvested restricted stock.
(10)	Includes 20,000 shares of unvested restricted stock.
(11)	Includes 2,583 shares of unvested restricted stock and 25,001 options that are exercisable within 60 days of the date of this report.
(12)	Includes 2,583 shares of unvested restricted stock and 25,001 options that are exercisable within 60 days of the date of this report.
(13)	Includes 2,583 shares of unvested restricted stock and 15,001 options that are exercisable within 60 days of the date of this report.
(14)	Includes 2,000 shares of unvested restricted stock and 8,334 options that are exercisable within 60 days of the date of this report.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table sets forth aggregate information as of December 31, 2007 about all Company compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders	114,334	$22.34	442,690

Equity Compensation Plans Not Approved by Shareholders	150,000	$10.80	N/A

All securities authorized for issuance under equity compensation plans not approved by shareholders were authorized for issuance pursuant to the Employment Agreement with Mr. Socha, which was entered into before the Company was listed on the Nasdaq Global Market. See “Compensation of Executive Officers and Directors - Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during fiscal 2007 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company must approve all transactions with related persons that are required to be disclosed under applicable securities rules.

Transactions with Related Persons

No transactions with related persons are required to be disclosed.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Alan F. Crown	Joseph H. Vipperman, Chairman	Ronald J. FlorJancic

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis addresses the material elements of the Company's compensation program for Named Executive Officers, including the Company's compensation objectives and overall philosophy, the compensation process and the administration of the program. It is intended to complement and enhance an understanding of the compensation information presented in the “Summary Compensation Table” and other accompanying tables.

As used in this report, the term “Named Executive Officers” means the Company's Chairman, President and Chief Executive Officer; Senior Vice President and Chief Operating Officer; Senior Vice President and Chief Commercial Officer; and Vice President and Chief Accounting Officer. In this “Compensation Discussion and Analysis” section, the terms “we,” “our,” “us” and the “Committee” refer to the Compensation Committee of the Company's Board of Directors.

Compensation Program Objectives, Administration and Overall Philosophy

The objectives of the Company's compensation program are to enhance the profitability and growth of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. The Company also seeks to provide a compensation program that is both competitive in the marketplace and that is internally equitable based upon the level of responsibility that the executive holds.

Decisions on compensation of the Company's executive officers generally have been made by the Committee, based upon the recommendation of the Chief Executive Officer. The Committee operates under a Charter that was approved by the Company's Board of Directors in 2004.  None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are independent as “independent” is defined under Nasdaq rules and otherwise meet the criteria set forth in the Committee's Charter. In determining the compensation to be paid to the executive officers of the Company, the Committee members rely upon their individual knowledge of compensation paid to executives of companies of comparable size and complexity and a study conducted by Towers Perrin, as described below. They also consider the performance of the Company and the merits of the individual under consideration. The Committee considers both financial measures as well as non-financial measures (e.g., safety record, individual goals, etc.) in determining the amount of each element of compensation to be paid to the Named Executive Officers. The Committee reviews the performance and makes recommendations to the Board of Directors for approval of all compensation and benefits of the Chief Executive Officer. For other Named Executive Officers, the Chief Executive Officer makes recommendations that the Committee considers before making a final determination.

The Committee employs a mix of long- and short-term incentives in its compensation program. The compensation program is designed to motivate and reward the Company's executive officers for their contributions to shareholder value and the achievement of business plan objectives, and to link company-wide, division and individual performance goals.

Based upon certain provisions in its charter, the Committee may, from time to time, engage compensation consultants to assist in evaluating the Company's executive compensation plans. During 2006, the Committee engaged Towers Perrin to conduct a comprehensive review of total compensation for select executive positions and to provide high-level annual program design recommendations. The base salary and annual incentive study was completed in December 2006.  Based upon the ultimate findings in the study, we implemented the compensation plan for officers and key employees that is described below under Elements of Compensation – Bonuses.  We believe this plan meets our compensation objectives on a going forward basis.

Elements of Compensation

The compensation program includes the following key elements: base salary, bonuses, equity incentives and retirement benefits. Historically, the mix has been based on our general expectations and is set at a level we believe will allow us to hire, motivate and retain key employees.

Base Salary

The first element of our compensation program is base salary. We set base salaries for our employees at rates we believe are market rates based on our general experience. The starting point for determining such salaries generally will be the salary the executive officer received in the prior fiscal year. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the base salary for the Company's executive officers based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer.

The Chief Executive Officer's compensation is governed largely by his employment agreement with us. The Company entered into an employment agreement with Mr. Socha on May 7, 2004. The employment agreement provides for a base salary of $375,000 per year, subject to annual review. The agreement provides that Mr. Socha will serve as President and Chief Executive Officer of the Company for an initial three-year term of employment. The term may be extended by mutual agreement of the parties in one-year increments, beginning on the first anniversary of the agreement. The term of the agreement was extended for an additional year in each of May 2006 and May 2007 so that the current term expires in May 2010.

Base salaries for the Company's other Named Executive Officers are initially set with the approval of the Committee at the agreed-upon level outlined in their offer letter from the Company at the time of their original hire and reviewed annually, and may be adjusted accordingly, based on the guidelines outlined above. Base salaries are targeted at the 50th percentile of comparable companies as recommended by the Towers Perrin comprehensive review of salary performed in 2006; however, most officers of the Company, including the Chief Executive Officer, are currently below that level.  The Towers Perrin comprehensive review compared the Chief Executive Officer’s salary to industry competitors, including Alliance Resource Partners, Arch Coal, CONSOL Energy, Foundation Coal, Massey Energy, Peabody Energy, Penn Virginia, Westmoreland Coal, Alpha Natural Resources and National Coal.  The Towers Perrin review also considered a 2005 Energy Services Executive Compensation Survey for the other Named Executive Officers.

Effective April 1, 2008, the Company has set new annual salaries for the named executive as follows:

Officer	Base Salary
Peter T. Socha	$425,000
Coy K. Lane Jr.	$275,000
Michael E. Weber	$206,000
Samuel M. Hopkins II	$175,000

Bonuses

Bonuses to executives are designed to reward meeting key expectations and the achievement of important financial or operating performance goals. The performance factors selected for any particular officer vary depending on the officer's specific responsibilities within the Company.  Prior to 2007, awarded bonuses were subjective.  In

2007, we formalized a bonus plan that targets key objectives for our executives, including financial, operational and safety outcomes. The current bonus plan provides for bonuses of up to 25% to 60% of base salaries for covered participants for meeting certain budgeted financial targets, with the opportunity for additional increases if the budgeted targets are exceeded.  The primary financial target used by the Company for determining the bonus is EBITDA.  EBITDA is defined as net income before federal income taxes, excluding net gains or losses on investments, and before deduction for any expenses attributable to interest, depreciation or amortization, as derived from the annual audited financial statements of the Company for the year. At the production level, we use bonuses to reward employees for achievements in certain key areas including safety and production initiatives.

Mr. Socha's employment agreement, described above, stipulates that he will participate in our annual bonus program, without specifying a percentage of salary target. Eligibility to receive bonuses for our other Named Executive Officers of up to 50% of their base salary is provided for in the offer letters they received from the Company at their initial hire date. On April 17, 2007, we approved bonuses to be paid in 2007 to the Named Executive Officers as follows: Mr. Socha - $150,000, Mr. Lane - $75,000, Mr. Hopkins - $43,000, and Mr. Weber - $5,000.  In some cases, these bonuses were above the amounts that were required by the bonus plan, in recognition of the prior performance of the individual officer.  In 2008, we approved bonus to be paid in 2008 to the Named Executive Officers as follows:  Mr. Socha - $150,000, Mr. Lane - $75,000, Mr. Hopkins - $20,000, and Mr. Weber - $20,000.  These amounts were made using Board discretion as provided for in the bonus plan and were in recognition of improved safety achievements, overall performance and prior service of the officers in the face of extraordinarily difficult regulatory, coal market and liquidity conditions experienced by the Company.

Equity Incentives

The Company uses grants of stock options and restricted stock to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. We believe that this policy creates an incentive for our key employees and executive officers to maximize shareholder value, primarily through growth and return on invested capital. The amount and nature of prior awards are generally considered in determining any new equity incentive awards for executive officers, although other factors, such as the need to retain experienced managers, are also considered. For 2007 and prior years, annual restricted stock has been issued to employees as determined by the Chief Executive Officer from a pool of stock approved by the Compensation Committee.

Equity awards equivalent to 141,786 restricted shares of the Company's common stock were awarded to employees during the year ended December 31, 2007. No restricted shares of the Company’s common stock were granted to Named Executive Officers during the year ended December 31, 2007.  A summary of outstanding equity awards at December 31, 2007 is provided in the “Outstanding Equity Awards at Fiscal Year-End” table below.

With the exception of options issued to the Chief Executive Officer before we emerged from bankruptcy in 2004, we have limited the type of equity grants made to other employees primarily to restricted stock grants. We believe that restricted stock grants provide less dilution than options, are more easily understood by non-management employees and align local objectives with company-wide objectives, allowing us to retain key employees. At senior levels, we believe that the stock price is tied to operating results which drives stock appreciation.

A summary of the options held by Mr. Socha is provided in the “Outstanding Equity Awards at Fiscal Year-End Table” listed below. No options were granted to Named Executive Officers in 2007. Additionally, there were there no outstanding options for any other Named Executive Officers, except Mr. Socha, from previous years.

Retirement Benefits

Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under its qualified non-contributory defined benefit pension plan.  Prior to being frozen, the pension plan covered substantially all employees in the Company’s Central Appalachian (“CAPP”) region and corporate offices who met certain length of service requirements.  The number of years of credited service and the present value of accrued pension benefits for Named Executive Officers are listed in the “Pension Benefits” table below. Changes in the value of pension benefits for Named Executive Officers from 2006 to 2007 are listed in the “Summary Compensation Table” below.

The Company also has a defined contribution profit sharing plan covering eligible employees. The plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 15% of after-tax annual compensation, as defined by the plan. The Company contributes an amount equal to 50% of the participant's first 6% of after-tax contributions. The Company may contribute an additional amount from its profits as authorized by the Board of Directors. The Company made no additional contributions in 2007. Participants in the plan are immediately vested in their contributions, plus actual earnings thereon. Vesting in the Company's contributions is based on years of continuous service. Participants are fully vested in Company contributions after attaining five years of credited service. The Company's 2007 contributions to the plan on behalf of Named Executive Officers are included in the “All Other Compensation” column in the “Summary Compensation Table” below.  The Company has announced to its employees that it plans to replace the after-tax feature of its plan with a pre-tax contribution 401(k) feature during 2008.  The Company expects that the employer match will be similar to that currently in use in the after-tax plan.

The Company also has a defined contribution 401(k) plan covering all employees of Triad Mining, Inc. and Triad Underground Mining, which constitute our Midwest region operations. There were no Named Executive Officers participating in the Triad Mining, Inc. 401(k) Plan during 2007.

Other Benefits

Our executives also participate, on a voluntary basis, in customary benefits that are provided to all employees, including health, life, disability and dental insurance. The taxable value of life insurance benefits provided by the Company for Named Executive Officers is included in “All Other Compensation” on the “Summary Compensation Table” below.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation for our Chief Executive Officer, our Chief Accounting Officer and each of our two other most highly compensated executive officers for their service to the Company during the fiscal year ended December 31, 2007. As of December 31, 2007, we did not have any executive officers other than those listed below.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Peter T. Socha Chairman of the Board, President and Chief Executive Officer	2007 2006	375,000 375,000	150,000 -	206,250 206,250	- -	- -	4,908 9,391	10,649 12,510	746,807 603,151
Coy K. Lane, Jr. Senior Vice President and Chief Operating Officer	2007 2006	250,000 250,810	75,000 -	677,724 677,724	- -	- -	4,126 19,496	8,310 8,310	1,015,160 956,340
Michael E. Weber (5) Senior Vice President and Chief Commercial Officer	2007 2006	200,000 56,395	5,000 -	71,323 23,774	- -	- -	- -	6,966 1,396	283,289 81,565
Samuel M. Hopkins, II Vice President and Chief Accounting Officer	2007 2006	140,000 140,000	43,000 -	68,750 68,750	- -	- -	- 5,901	4,835 4,674	256,585 219,325

(1)

The value of stock awards is the compensation expense amount recognized for financial statement reporting purposes for 2007 in accordance with FAS 123R. A discussion of the relevant fair value assumptions is set forth in Note 7 to the Company's consolidated financial statements on pages F−18 through F−22 of the Annual Report on Form 10−K for the year ended December 31, 2007. The stock compensation expense for 2006 reflects a change in the method of calculation from the amount reported in the Company’s 2007 proxy statement to make the amount comparative to the calculation for 2007 in the above table.

(2)

The change in pension value for 2007 is the increase in actuarial present value of the Company's defined benefit pension plan attributable to the Named Executive Officer that was accrued during the year. Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under the plan, resulting in a decrease of $2,568 in the benefit accrual for Mr. Hopkins. Mr. Weber joined the Company in September 2006 and did not meet the eligibility requirements to participate in the plan prior to September 30, 2007.

(3)	The Company does not provide any non−qualified deferred compensation plans to its employees.
(4)

All Other Compensation consists of employer matching contributions under the Company's defined contribution profit sharing plan and the taxable value of life insurance benefits provided by the Company.

(5)	Mr. Weber joined the Company on September 11, 2006.

GRANTS OF PLAN-BASED AWARDS

There were no grants of restricted shares of the Company's common stock to Named Executive Officers during the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth information about the outstanding equity awards for each of the Named Executive Officers as of December 31, 2007.

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# exercisable)	Number of Securities Underlying Unexercised Options (# unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter T. Socha	90,000 (2)	60,000 (2)	-	$10.80	5/7/14	82,500(3)	$922,350	-	-
Coy K. Lane, Jr.	-	-	-	-	-	60,000 (4)	670,800	-	-
Michael E. Weber	-	-	-	-	-	20,000 (5)	223,600	-	-
Samuel M. Hopkins, II	-	-	-	-	-	27,500 (6)	307,450	-	-

(1)	The market value was calculated based on the closing market price of $11.18 per share of the Company's common stock on December 31, 2007, the last trading day of 2007.
(2)

Pursuant to his employment agreement with the Company, Mr. Socha was granted options on May 25, 2004 to acquire 150,000 shares of common stock for $10.80 per share. The options vest in five equal annual installments, beginning on the first anniversary of the date of grant.

(3)

On May 25, 2004, Mr. Socha also was granted 300,000 restricted shares of common stock, 206,250 shares of which will vest in five equal annual installments, beginning on the first anniversary of the date of the grant, and the remaining 93,750 shares with vesting based upon the achievement of designated corporate performance criteria. The performance criteria included achieving EBITDA results for 2004 and 2005 of approximately $126.3 million for the two year period (80% of vesting) and the successful development of the new mine at McCoy Elkhorn (20% of vesting). The Company did not achieve the established performance criteria for 2004 and 2005 EBITDA, and therefore 75,000 shares were forfeited. The remaining 18,750 shares were distributed in 2006 based upon the successful development of the new mine at McCoy Elkhorn.

(4)

During 2005, Mr. Lane was granted 100,000 restricted shares of the Company's common stock which vest as follows: 25% of the shares vest in five equal annual installments, beginning on May 25, 2006, and the remaining 75% of the shares vest in five equal annual installments beginning November 1, 2006.

(5)	In 2006, Mr. Weber was granted 25,000 restricted shares of the Company's common stock which vest in five equal annual installments, beginning on November 1, 2007.
(6)	In 2004, Mr. Hopkins was granted 68,750 restricted shares of the Company's common stock which vest in five equal annual installments, beginning on May 25, 2005.

The amount ultimately realized by the Named Executive Officer may vary based on a number of factors, including the Company's actual operating performance, stock price fluctuations and the timing of exercises and sales.

OPTION EXERCISES AND STOCK VESTED IN 2007

The following table sets forth information about stock awards that vested during 2007. There were no stock option exercises by Named Executive Officers during 2007.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Peter T. Socha	-	-	41,250	$602,250
Coy K. Lane, Jr.	-	-	20,000	165,250
Michael E. Weber	-	-	5,000	30,750
Samuel M. Hopkins, II	-	-	13,750	200,750

(1)	The value of the awards was calculated on the closing price per share of the Company's common stock on the vesting date.

PENSION BENEFITS IN 2007

Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under its qualified non-contributory defined benefit pension plan. Prior to being frozen, the pension plan covered substantially all employees in the Company’s Central Appalachian (“CAPP”) region and corporate offices who met certain length of service requirements.

The monthly retirement benefit payable upon the normal retirement of any participant is dependent upon age, compensation and years of service. The normal retirement age under the plan is 65, but a full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55, provided they have at least ten years of service at the time; however, a 3% reduction factor applies for each year a retiree receives a benefit prior to age 62. Compensation for purposes of calculating the monthly retirement benefit payable means basic monthly earnings, excluding overtime, bonuses and commissions, based on the employee's average salary for the three highest consecutive years of service during the employee's last ten years of employment. This amount is capped by the $220,000 annual limit imposed by the Internal Revenue Service for the 2007 calendar year. The Internal Revenue Code limits the amount of annual benefits which may be payable from the pension trust.

The following table lists the number of years of credited service and the present value of accrued pension benefits for Named Executive Officers as of December 31, 2007. Changes in the value of pension benefits for Named Executive Officers from 2006 to 2007 are listed in the “Summary Compensation Table” above.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Peter T. Socha	James River Coal Company Employees’ Pension Plan	5.0	$43,551	-
Coy K. Lane, Jr.	James River Coal Company Employees’ Pension Plan	3.0	23,622	-
Michael E. Weber (3)	James River Coal Company Employees’ Pension Plan	-	-	-
Samuel M. Hopkins, II	James River Coal Company Employees’ Pension Plan	4.0	24,443	-

(1)

Effective September 30, 2007, the Company froze pension plan benefit accruals and plan participation. Prior to that time, participants were credited with a year of credited service for any year in which they had completed 1,000 or more hours of service.

(2)

Amounts represent the actuarially determined present value of accumulated plan benefits due the individual, assuming an interest rate of 5.80%, as used in the Company's financial statement disclosures for the year ended December 31, 2007, the RP2000 Mortality adjusted for Blue Collar and compensation limits of $220,000 for 2007, $220,000 for 2006 and $210,000 for 2005.

(3)	Mr. Weber joined the Company in September 2006 and did not meet the eligibility requirements to participate in the plan.

The Company also has a defined contribution profit sharing plan and a defined contribution 401(k) plan, which are discussed above under the heading “Retirement Benefits.” The Company's 2007 contributions to the defined contribution profit sharing plan on behalf of Named Executive Officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above. There were no Named Executive Officers participating in the Company's 401(k) plan during 2007. Additionally, the Company does not provide any non-qualified deferred compensation plans to its employees.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

As discussed under “Base Salary” above, the Company and Mr. Socha entered into an employment agreement effective May 7, 2004. In addition to the base salary, bonuses, equity incentives and other benefits terms outlined above, the employment agreement provides that if Mr. Socha's employment is terminated without good reason, as defined in the employment agreement, before expiration, he will receive the greater of (i) his remaining salary due under the employment agreement or (ii) 12 months of salary. Mr. Socha's employment agreement also provides that upon termination without good reason or a change in control (as those terms are defined in the applicable agreements) all of Mr. Socha's restricted shares and options will immediately vest and the options will become exercisable.

Severance and Change-in-Control Arrangements

The Company has a plan for certain employees that would encourage them to devote their time and energies to the successful performance of their employment duties while providing them a measure of security during a potential change-in-control transaction. We believe that such a plan promotes alignment of management's goals with stockholders' goals by helping reduce management's reluctance to pursue and act on change-in-control transactions. Additionally, change-in-control agreements with key employees allow us to have a mechanism in place to retain key employees and encourage their continued dedication during the period of transition. In 2006, the Board of Directors authorized the Chief Executive Officer and the Compensation Committee to work with Towers Perrin to develop a severance and retention plan. The plan was adopted by the Board and communicated to those employees determined to be at risk in the event of a change-in-control transaction. Additionally, Mr. Weber was designated as a severance participant in the plan effective April 29, 2008. Pursuant to the severance and retention plan, the Company has entered into severance agreements with Messrs. Lane, Weber and Hopkins, each of which provide that the executive will be entitled to receive a lump sum cash payment in an amount equal to 12 months of his base salary, plus continued health, dental and term life insurance benefits for 12 months following his termination, if such termination occurs within 12 months after a change-in-control transaction. A change in control, as defined in the severance and retention plan, includes any of the following events: (1) the acquisition (other than from the Company) by any person of beneficial ownership of forty percent or more of the combined voting power of the Company's then outstanding voting securities or (2) the individuals who, as of the effective date of the transaction are members of the Board, cease to constitute at least two-thirds of the Board. The severance and retention plan also provides that employees designated by the Compensation Committee will be eligible to receive a retention bonus, in an amount designated by the Compensation Committee, upon the occurrence of a change in control. Retention bonus amounts payable to any of the Named Executive Officers, if any, will be determined by the Compensation Committee at a later date.

As discussed previously, Mr. Socha's employment agreement also provides for salary continuation in certain circumstances identified in the agreement. Assuming termination was effective as of December 31, 2007 (and in the case of Mr. Weber, that he had been designated as a severance participant in the plan as of such date), the Named Executive Officers would be eligible for the following lump sum payments:

Peter T. Socha	$879,808
Samuel M. Hopkins, II	140,000
Coy K. Lane, Jr.	250,000
Michael E. Weber	200,000

Additionally, under the terms of the severance plan and Mr. Socha's employment agreement, in the event of a change-in-control transaction, all unvested equity awards, including restricted shares of common stock of the Company and all options to acquire common stock of the Company, held by Mr. Socha, Mr. Hopkins, Mr. Lane and Mr. Weber, will immediately vest and become exercisable, as applicable. At the time of Mr. Weber’s designation as a severance participant in the plan on April 29, 2008, he held 20,000 shares of unvested restricted stock.

DIRECTOR COMPENSATION IN 2007

Annual compensation of non-employee directors for 2007 consisted of cash compensation, which included an annual retainer paid quarterly to each director and an additional fee to each director who served as chair of a committee, and equity compensation, consisting of stock option awards and restricted stock awards. These components are described more fully below.

Annual Board Fees

Non-employee directors received an annual cash retainer of $40,000 in 2007, which was paid pro-rata on a quarterly basis to each director. The Audit Committee Chairman received an additional annual amount of $15,000 and the Chairmen of the Compensation and Governance Committees each received an additional annual amount of $5,000.

The Company pays travel and accommodation expenses of directors to attend meetings and other corporate functions. Directors do not receive meeting attendance fees.

Annual Equity Compensation

Non-employee directors collectively received annual equity compensation of $291,250 in 2007, including 6,250 shares of restricted stock (valued based on the fair market value of the Company's common stock on the date of grant) and 25,000 stock options (valued based on the Black-Scholes method). These valuation methods differ from the amounts determined in accordance with FAS 123R, as reported in the below table. The restricted stock awards will vest in equal installments over three years. The stock option awards were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and will vest in equal installments over three years and will expire 10 years after grant. In the event of a change in control (as defined in the Company's 2004 Equity Incentive Plan), all outstanding unvested restricted shares and options will immediately vest and the options will become fully exercisable. The Committee may, in its sole discretion, provide for the termination of an award upon the consummation of the change in control and the payment of a cash amount in exchange for the cancellation of an award, or the issuance of a substantially equivalent substitute grant or award.

The total 2007 compensation of the Company's non−employee directors is shown in the table below.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Douglas Blackburn (4)	19,755	2,530	12,121	-	-	-	34,406
Alan F. Crown	42,500	31,283	86,944	-	-	-	160,727
Ronald J. FlorJancic	37,690	9,620	36,869	-	-	-	84,179
Leonard J. Kujawa	52,500	31,283	86,944	-	-	-	170,727
Joseph H. Vipperman	42,500	30,649	86,944	-	-	-	160,093

(1)

The value of stock awards and option awards was the 2007 compensation expense amount recognized for financial reporting purposes in accordance with FAS 123R. A discussion of the relevant fair value assumptions is set forth in Note 7 to the Company's consolidated financial statements on pages F−18 through F−22 of the Annual Report on Form 10−K for the year ended December 31, 2007.

(2)

As of December 31, 2007, the aggregate number of unvested restricted stock awards outstanding for each non−employee director was as follows: Mr. Blackburn, 0 shares; Mr. Crown, 2,584 shares; Mr. FlorJancic, 2,000 shares; Mr. Kujawa, 2,584 shares; and Mr. Vipperman, 2,584 shares.

(3)

As of December 31, 2007, the aggregate number of stock option awards outstanding for each non−employee director was as follows: Mr. Blackburn, 3,334 options; Mr. Crown, 30,000 options; Mr. FlorJancic, 15,000 options; Mr. Kujawa, 30,000 options; and Mr. Vipperman, 20,000 options.

(4)	Mr. Blackburn’s term as a director expired on July 19, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee currently consists of Alan F. Crown, Ronald J. FlorJancic and Joseph H. Vipperman (committee chair). None of these committee members has ever been employed by us. None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers who serve on our compensation committee. No interlocking relationship exists between our compensation committee and the compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information and financial reporting process; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, and the performance of financial management; (3) the Company’s ethical and legal compliance; (4) the performance of the Company’s internal control function and its system of internal controls; and (5) the investment of the assets of the Company’s pension plan. The Committee operates pursuant to a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A, and is available on the Company’s internet site (http://ir.jamesrivercoal.com/governance/charters.cfm#audit).

The Company’s management is responsible for its internal controls and the financial reporting process. The Company’s independent accountants, KPMG LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. Management has also concluded that the Company’s internal control over financial reporting was effective as of December 31, 2007.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements and internal control with management and the independent accountants. In addition, the Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The Audit Committee has also discussed, reviewed and monitored the Company’s disclosure controls and its plans and activities related to Sarbanes-Oxley Section 404 compliance.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The foregoing report has been furnished by:

JAMES RIVER COAL COMPANY

AUDIT COMMITTEE

Audit Committee Members:

Ronald J. FlorJancic    Leonard J. Kujawa, Chairman    Joseph H. Vipperman

(Members of the Audit Committee)

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as the Company’s independent accountants each year. Such appointment is not subject to ratification or other vote by the shareholders. KPMG LLP was the independent registered public accounting firm for the Company for 2007. The Audit Committee has not selected the Company’s independent registered public accounting firm for fiscal 2008, as the meeting in which the audit firm is discussed and voted on has not occurred yet. The Audit Committee will discuss and vote on the Company’s independent registered public accounting firm for fiscal 2008 during a future meeting, which the Company expects to occur during its second fiscal quarter of 2008. Representatives of KPMG LLP are expected to be present and available to answer appropriate questions at the Annual Meeting, and will have an opportunity to make a statement if they so desire.

Fees

The following table and footnotes summarizes the aggregate fees billed to the Company by KPMG LLP for the years indicated ($ in thousands):

	2007	2006

Audit Fees (1)	$ 622	$ 536
Audit-Related Fees	-	-
Tax Fees	1	14
All Other Fees	-	-
Total	$ 623	$ 550

_________________

(1)

Fees for audit services billed in 2007 consisted of the audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America ($445), quarterly reviews of unaudited consolidated financial statements ($80), services in connection with the Company's registration statements ($75) and other billings ($22). Fees for audit services billed in 2006 consisted of the audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America ($425), quarterly reviews of unaudited consolidated financial statements ($80), and other billings ($26).

Approval of Audit and Non-Audit Services

The Audit Committee of the Company's Board of Directors pre-approves all audit and non-audit services performed by the Company's independent auditors. The Audit Committee specifically approves the annual audit services engagement. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee. The Audit Committee is authorized to delegate to the Chair of the Committee pre-approval authority with respect to permitted services. None of the services performed by KPMG LLP described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders are hereby notified that if they wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2009 annual meeting pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 26, 2009 (based on a tentative annual meeting date of June 26, 2009 and proxy materials for such meeting being dated May 26, 2009). To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested and should otherwise comply with Rule 14a-8.

In accordance with the Company’s bylaws, shareholders who wish to submit a proposal for consideration at the Company’s 2009 annual meeting of shareholders other than pursuant to Rule 14a-8 must deliver a copy of their proposal to the Company at its principal executive offices no later than March 28, 2009 (based on a tentative annual meeting date of June 26, 2009). Also in accordance with the Company’s bylaws, shareholders who wish to make a nomination for director for consideration at the Company’s 2009 annual meeting must deliver a copy of their nomination to the Company at its principal executive offices no later than February 26, 2009 (based on a tentative annual meeting date of June 26, 2009).

ANNUAL REPORT

A copy of James River’s Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2007, is being furnished herewith. Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the Annual Report on Form 10-K, upon payment of James River’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

James River Coal Company

901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

Attn.: Secretary

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

EXPENSES OF SOLICITATION

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of the Company, acting without special compensation.

OTHER MATTERS

The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Date: May 27, 2008

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE IS APPRECIATED.

APPENDIX A

JAMES RIVER COAL COMPANY

AUDIT COMMITTEE CHARTER

I.	Purpose and Authority

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information, financial reporting process and internal controls; (2) the Company’s auditing process, including all engagements of the Company’s independent accountants, the internal auditors and the performance of financial management; and (3) the Company’s ethical and legal compliance. In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent accountants, internal auditors, management, and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisers the Committee retains.

II.	Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be “independent” within the meaning of the listing standards of the Nasdaq Stock Market, including the independence standards for Committee members prescribed by Rule 10A-3 under the Securities Exchange Act. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member shall be an ‘audit committee financial expert’ within the meaning of the rules of the Securities & Exchange Commission. Members of the Committee shall also meet such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of the Nasdaq Stock Market. Committee members should be able to devote sufficient time to carrying out the responsibilities of a member of the Committee.

III.	Meetings and Governance

The Committee shall meet in connection with the Company’s annual audit and for other purposes as circumstances dictate. To foster open communications, the Committee will meet in executive sessions with the independent accountants, internal auditors and management as appropriate. The Committee will report its activities and findings to the Board on a regular basis.

The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.	Duties, Responsibilities and Activities

While the Committee has the duties and responsibilities set forth in this Charter, management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls and management’s report thereon; and the Company’s independent accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States, for expressing an opinion as to their conformity with generally accepted accounting principles, for reviewing the Company’s quarterly financial statements and for attesting to management’s report on the Company’s internal control. The Committee’s responsibility is to monitor and oversee these processes.

(A)	Review of Financial Statements, Reports and Charter

The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s internal financial management and independent accountants, as appropriate. Such review shall generally include candid discussions of the quality—not merely the acceptability—of the Company’s accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

➢	The annual financial statements and other material financial content of the Company’s Annual Reports to Shareholders and/or Annual Reports on Form 10-K.

➢	Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q.

➢	Any other material external financial information, such as earnings releases.

➢	Any material internal reports prepared by the independent accountants, internal auditors or management.

➢	The annual report of the Committee for inclusion in the Company’s annual proxy statement.

➢	This Charter on an annual basis, or more frequently as circumstances dictate.

The Chair of the Committee may represent the entire Committee for purposes of reviewing quarterly information, other material external financial information such as earnings releases, or internal reports to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

In addition to the reviews described above, the Committee shall from time to time perform the following duties and responsibilities and shall engage in the following activities to the extent necessary or appropriate in the judgment of the Committee:

(B)	Relationship with Independent Accountants and Internal Auditors

➢

Appoint, compensate, retain and terminate the independent accountants. The independent accountants shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent accountants for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent accountants, including resolution of disagreements between management and the independent accountants.

➢

Pre-approve all audit and permitted non-audit services provided to the Company by the independent accountants. The Committee may delegate pre-approval authority to the Chair of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next scheduled meeting.

➢

Receive a report or report update from the independent accountants, within the time periods prescribed by the rules of the SEC, on the following: (1) all critical accounting policies and practices of the Company; (2) all material alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and (3) other material written communications between the independent accountants and management.

➢

Receive a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company. The Committee shall actively engage the independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take appropriate action to oversee the independence of the independent accountants.

➢	Oversee the objectives, activities and staffing of the internal auditors.

(C)	Financial Reporting and Auditing Processes

➢	Oversee the integrity of the Company’s financial reporting process, both internal and external.

➢	Discuss with the independent accountants, internal auditors and management the overall scope and plans for their respective audits.

➢

Review with the independent accountants, the internal auditors and management the adequacy and effectiveness of the Company’s internal controls, including management’s report on the adequacy or effectiveness of internal controls and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

➢

Review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent accountants’ judgments concerning the foregoing.

➢

In consultation with the independent accountants, management and the internal auditors, review any major changes or improvements to the Company’s financial and accounting principles and practices and internal controls.

➢

Discuss with management policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(D)	Ethical and Legal Compliance

➢

Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

➢

Review and approve all transactions to which the Company is a party and in which any director or executive officer has a direct or indirect material interest, apart from in their capacity as director or executive officer.

➢

Oversee the development and administration of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct. The Committee shall review requests for and determine whether to grant or deny waivers of the Company’s code of ethics applicable to directors and executive officers.

(E)	Pension Plan

➢	Review and monitor the investment of the assets of the Company’s pension plan.

In addition, the Committee may perform any other activities in its discretion that are consistent with the Committee’s purpose, or as determined necessary or appropriate by the Board.

THIS PAGE INTENTIONALLY LEFT BLANK

THIS PAGE INTENTIONALLY LEFT BLANK

THIS PAGE INTENTIONALLY LEFT BLANK

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.   Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Withhold		For	Withhold
01 - Ronald J. FlorJancic			02 - Alan F. Crown
term to expire in 2009			term to expire in 2011

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B.   Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C.   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — JAMES RIVER COAL COMPANY

901 E. BYRD STREET
SUITE 1600
RICHMOND, VIRGINIA 23219

This Proxy is Solicited on Behalf of the Board of Directors.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of James River Coal Company, a Virginia corporation (the “Company”), do hereby nominate, constitute, and appoint Peter T. Socha and Samuel M. Hopkins, II, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $0.01 per share, of the Company, standing in my name on its books on May 15, 2008, at the Annual Meeting of its Shareholders to be held at Williamsburg Lodge on June 27, 2008 at 8:00 a.m., local time, or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.